© 2024 Chart Industries, Inc. Confidential and Proprietary Fourth Quarter and Full Year 2023 Earnings Call February 28, 2024

© 2024 Chart Industries, Inc. Confidential and Proprietary 2 Forward Looking Statements (1/2) CERTAIN STATEMENTS MADE IN THIS INVESTOR PRESENTATION ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS CONCERNING CHART’S BUSINESS PLANS, INCLUDING STATEMENTS REGARDING OBJECTIVES, FUTURE ORDERS, REVENUES, MARGINS, EARNINGS, PERFORMANCE OR OUTLOOK, BUSINESS OR INDUSTRY TRENDS AND OTHER INFORMATION THAT IS NOT HISTORICAL IN NATURE. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY TERMINOLOGY SUCH AS “MAY,” “WILL,” “SHOULD,” “COULD,” “EXPECTS,” “ANTICIPATES,” “BELIEVES,” “PROJECTS,” “FORECASTS,” “INDICATORS”, “OUTLOOK,” “GUIDANCE,” “CONTINUE,” “TARGET,” OR THE NEGATIVE OF SUCH TERMS OR COMPARABLE TERMINOLOGY. FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESENTATION OR IN OTHER STATEMENTS MADE BY CHART ARE MADE BASED ON MANAGEMENT’S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS IMPACTING CHART AND ARE SUBJECT TO UNCERTAINTIES AND FACTORS RELATING TO CHART’S OPERATIONS AND BUSINESS ENVIRONMENT, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND CHART’S CONTROL, THAT COULD CAUSE CHART’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE MATTERS EXPRESSED OR IMPLIED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE CHART’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDE: CHART MAY BE UNABLE TO ACHIEVE THE ANTICIPATED BENEFITS OF THE ACQUISITION OF HOWDEN (THE “ACQUISITION”) (INCLUDING WITH RESPECT TO ESTIMATED FUTURE COST AND COMMERCIAL SYNERGIES); REVENUES FOLLOWING THE ACQUISITION MAY BE LOWER THAN EXPECTED; OPERATING COSTS, CUSTOMER LOSSES, AND BUSINESS DISRUPTION (INCLUDING, WITHOUT LIMITATION, DIFFICULTIES IN MAINTAINING RELATIONSHIPS WITH EMPLOYEES, CUSTOMERS AND SUPPLIERS) RESULTING FROM THE ACQUISITION MAY BE GREATER THAN EXPECTED; SLOWER THAN ANTICIPATED GROWTH AND MARKET ACCEPTANCE OF NEW CLEAN ENERGY PRODUCT OFFERINGS; INABILITY TO ACHIEVE EXPECTED PRICING INCREASES OR CONTINUED SUPPLY CHAIN CHALLENGES INCLUDING VOLATILITY IN RAW MATERIALS AND SUPPLY; RISKS RELATING TO REGIONAL CONFLICTS AND UNREST, INCLUDING THE RECENT UNREST IN THE MIDDLE EAST AND THE CONFLICT BETWEEN RUSSIA AND UKRAINE, INCLUDING POTENTIAL ENERGY SHORTAGES IN EUROPE AND ELSEWHERE AND THE OTHER FACTORS DISCUSSED IN ITEM 1A (RISK FACTORS) IN CHART’S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC, WHICH SHOULD BE REVIEWED CAREFULLY. CHART UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT.

© 2024 Chart Industries, Inc. Confidential and Proprietary 3 Forward Looking Statements (2/2) THIS PRESENTATION CONTAINS NON-GAAP FINANCIAL INFORMATION, INCLUDING ADJUSTED NON-DILUTED EPS, NORMALIZED BASIC EPS, “NET INCOME, ADJUSTED”, FREE CASH FLOW, ADJUSTED FREE CASH FLOW, EBITDA, ADJUSTED EBITDA, ADJUSTED OPERATING INCOME, ADJUSTED OPERATING MARGIN, AND ADJUSTED GROSS MARGIN. FOR ADDITIONAL INFORMATION REGARDING THE COMPANY'S USE OF NON-GAAP FINANCIAL INFORMATION, AS WELL AS RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE FINANCIAL MEASURES CALCULATED AND PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES ("GAAP"), PLEASE SEE THE RECONCILIATION SLIDES TITLED “FOURTH QUARTER 2023 EARNINGS PER SHARE,” “FOURTH QUARTER 2023 ADJUSTED EBITDA”, “FOURTH QUARTER 2023 FREE CASH FLOW”, AND NET INCOME AND EBITDA BRIDGE, INCLUDED IN, OR IN THE APPENDIX AT THE END OF, THIS PRESENTATION. PLEASE SEE THE RECONCILIATION TABLE AT THE END OF THE ACCOMPANYING EARNINGS RELEASE FOR THE “FOURTH QUARTER ADJUSTED GROSS MARGIN,” “ADJUSTED GROSS PROFIT” AND “ADJUSTED OPERATING INCOME” RECONCILIATIONS, AS WELL AS A RECONCILIATION AND ADDITIONAL DETAILS ON ADJUSTED NON-DILUTED EPS AND ADJUSTED FREE CASH FLOW. WITH RESPECT TO THE COMPANY’S 2023 AND 2024 FULL YEAR EARNINGS OUTLOOK. THE COMPANY IS NOT ABLE TO PROVIDE A RECONCILIATION OF THE ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW OUTLOOKS BECAUSE CERTAIN ITEMS MAY HAVE NOT YET OCCURRED OR ARE OUT OF THE COMPANY’S CONTROL AND/OR CANNOT BE REASONABLY PREDICTED. CHART INDUSTRIES, INC. IS A LEADING INDEPENDENT GLOBAL LEADER IN THE DESIGN, ENGINEERING, AND MANUFACTURING OF PROCESS TECHNOLOGIES AND EQUIPMENT FOR GAS AND LIQUID MOLECULE HANDING FOR THE NEXUS OF CLEAN - CLEAN POWER, CLEAN WATER, CLEAN FOOD, AND CLEAN INDUSTRIALS, REGARDLESS OF MOLECULE. THE COMPANY’S UNIQUE PRODUCT AND SOLUTION PORTFOLIO ACROSS STATIONARY AND ROTATING EQUIPMENT IS USED IN EVERY PHASE OF THE LIQUID GAS SUPPLY CHAIN, INCLUDING ENGINEERING, SERVICE AND REPAIR FROM INSTALLATION TO PREVENTIVE MAINTENANCE AND DIGITAL MONITORING. CHART IS A LEADING PROVIDER OF TECHNOLOGY, EQUIPMENT AND SERVICES RELATED TO LIQUEFIED NATURAL GAS, HYDROGEN, BIOGAS AND CO2 CAPTURE AMONGST OTHER APPLICATIONS. CHART IS COMMITTED TO EXCELLENCE IN ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE (ESG) ISSUES BOTH FOR ITS COMPANY AS WELL AS ITS CUSTOMERS. WITH OVER 48 GLOBAL MANUFACTURING LOCATIONS AND 41 SERVICE CENTERS FROM THE UNITED STATES TO ASIA, AUSTRALIA, INDIA, EUROPE AND SOUTH AMERICA, THE COMPANY MAINTAINS ACCOUNTABILITY AND TRANSPARENCY TO ITS TEAM MEMBERS, SUPPLIERS, CUSTOMERS AND COMMUNITIES. TO LEARN MORE, VISIT WWW.CHARTINDUSTRIES.COM .

© 2024 Chart Industries, Inc. Confidential and Proprietary 4 All Figures Presented are Continuing Operations Unless otherwise noted • Chart Industries closed on the Howden acquisition on March 17, 2023 • Our fourth quarter 2023 and full year 2023 results shown are from continuing operations • The following divestitures were completed in 2023: • The Roots business was sold to Ingersoll Rand for $300 million, all cash and closed on August 18, 2023. Roots financial results are excluded for our entire ownership period as it was moved to discontinued operations in Q2 2023 and closed in Q3 2023 • Cofimco Fans was sold on October 31, 2023 to PX3 Partners for an $80 million purchase price. For the third quarter 2023 and year-to-date through October 31, 2023, Cofimco was treated as an asset held for sale. Upon closing on October 31, 2023, Cofimco results are not included in continuing operations • American Fans business was signed and sold (closed) on October 26, 2023 to Arcline Investment Management, L.P. for $111 million all-cash purchase price. Effective as of October 26, 2023, the business was no longer part of Chart nor included in our continuing operations thereafter • CryoDiffusion was sold to a confidential buyer for 4.25 million euros on October 31, 2023. As of October 31, 2023, the business was no longer included in continuing operations thereafter

© 2024 Chart Industries, Inc. Confidential and Proprietary 5 Agenda Q4 and Full Year 2023 Results Supply Chain and Productivity / Capacity 2024 Drivers and Outlook

© 2024 Chart Industries, Inc. Confidential and Proprietary 6 Fourth Quarter 2023 and Full Year Key Messages Achieved record results in all financial metrics(1) • Record Q4 2023 orders of $1.21 billion grew 28% YoY and 7% sequentially • Record Q4 2023 backlog of $4.28 billion grew 24% YoY and 3% sequentially • Record Q4 2023 sales of $1.02 billion grew 13% YoY and 13% sequentially • Record Q4 2023 reported gross margin of 32.9% grew 540 bps YoY and 210 bps sequentially • Record Q4 2023 adjusted operating margin of 21.0% grew 300bps sequentially • Record Q4 2023 adjusted EBITDA of $245.2 million (24.2% of sales) grew 64% YoY and 26% sequentially Year-end 2023 net leverage ratio of 3.35X reflects Q4 debt paydown and cash increase totaling $291 million • Reported free cash flow of $110 million, inclusive of $20 million of capital spend • Net debt of $3.77 billion as of 12/31/2023 • Anticipate reaching 2.5X to 2.9X net leverage ratio by mid-year 2024 • Reiterate financial policy and target net leverage ratio of 2.0X to 2.5X Exceeded Howden year-one commercial and cost synergy targets early • Exceeded our year-one and year-three commercial synergy targets of $150 and $350 million, respectively, with $529.9 million achieved to date • Exceeded year-one cost synergies of $175 million with $181.4 million achieved to date Record backlog, demand, throughput actions, and additional capacity position us to deliver a record 2024 • Forecasting reported sales growth of 28% to 37% vs. pro forma 2023 • Forecasting adjusted EBITDA growth of 52% to 68% vs. pro forma 2023 1. Pro forma “PF” includes full year Howden, excluding Roots , and excludes November and December 2022 results of American Fan, Cofimco, and CryoDiffusion. The pro forma results are included in the appendix to the accompanying earnings release.

Fourth Quarter 2023 Key Metrics

✓ **Indicates record for any quarter in history**

$ millions, except per share amounts *Continuing Operations*			Q4 2023	Q3 2023	Change	Q4 2022 PF[2]	Change
1	✓	Orders	1,209.1	1,127.3	+7.2%	942.7	+28.3%
2		Book to Bill (Total)	1.19	1.26		1.12	
3	✓	Backlog	4,278.8	4,140.7	+3.3%	3,449.5	+24.0%
4	✓	Sales	1,015.0	897.9	+13.0%	902.1	+12.5%
5	✓	Reported Gross Profit Margin%	32.9%	30.8%	+210 bps	27.5%	+540 bps
6	✓	Adjusted Gross Profit Margin %	33.7%	31.8%	+190 bps	-	-
7	✓	Reported Operating Margin%	15.4%	11.6%	+380 bps	-	-
8	✓	Adjusted Operating Margin %	21.0%	18.0%	+300 bps	-	-
9	✓	Reported EBITDA	220.5	169.3	+30.2%	157.2	+40.3%
10	✓	Reported EBITDA % of Sales	21.7%	18.9%	+280 bps	17.4%	+430 bps
11	✓	Adjusted EBITDA	245.2	195.0	+25.7%	149.4	+64.1%
12	✓	Adjusted EBITDA % of Sales	24.2%	21.7%	+250 bps	16.6%	+760 bps
13	✓	Reported Diluted EPS	$0.88	$0.05	-	-	-
14	✓	Adjusted Diluted EPS	$2.25	$1.28	+76%	-	-
15	✓	Adjusted Free Cash Flow	119.9	84.8	+41.4%	-	-

1. *Adjusted gross margin, adjusted operating margin, EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, and Adjusted EPS are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income (in the case of EBITDA and Adjusted EBITDA) or cash flow from operations (in the case of Adjusted Free Cash Flow) in accordance with U.S. GAAP. A reconciliation table for these measures is provided in the appendix under "Fourth Quarter 2023 Adjusted EBITDA" and in the tables accompanying the earnings release.*
2. *Pro-Forma "PF" includes full year Howden, excluding Roots™, and excludes November and December 2022 results of American Fan, Cofimco, and CryoDiffusion. The pro forma results are included in the appendix to the accompanying earnings release.*

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Full Year Pro Forma 2023 Key Metrics

$ millions, except per share amounts *Continuing Operations*		2023 PF[2]	2022 PF[2]	Change
1	Orders	4,495.2	4,623.4	(2.8%)
2	Orders ex Big LNG	~$4.1B	~$4.0B	~3%
3	Book-to-Bill (Total)	1.23	1.40	
4	Backlog	4,278.8	3,449.5	+24.0%
5	Sales	3,657.7	3,294.2	+11.0%
6	Reported GM %	31.0%	27.8%	+320 bps
7	Reported EBITDA	680.3	481.2	+41.4%
8	Reported EBITDA % of Sales	18.6%	14.6%	+400 bps
9	Adjusted EBITDA	774.8	535.6	+44.7%
10	Adjusted EBITDA % of Sales	21.2%	16.3%	+490 bps

1. *EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income in accordance with U.S. GAAP. A reconciliation table for these measures is provided in the appendix under "Fourth Quarter 2023 Adjusted EBITDA".*
2. *Pro-Forma "PF" includes full year Howden, excluding Roots™, and excludes November and December 2022 results of American Fan, Cofimco, and CryoDiffusion. The pro forma results are included in the appendix to the accompanying earnings release.*

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© 2024 Chart Industries, Inc. Confidential and Proprietary 9 Orders and Backlog Trends $525M Q1'23 Q2'23 Q3'23 Q4'23 $1.10B $1.06B $1.21B $1.13B $3.96B $4.14B $4.28B Q2'23 Q3'23 Q4'23 Pro Forma Orders Quarterly Book to Bill Ratio Consistently At or Above 1.0X Q4 2023 orders up 7%, sequentially Q4 2023 orders up 28% YoY Q4 2023 backlog up 3%, sequentially Q4 2023 backlog up 24% YoY Backlog 1. Information regarding pro forma results are included in the appendix to the accompanying earnings release.

© 2024 Chart Industries, Inc. Confidential and Proprietary 10 Margin Trends 1. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income in accordance with U.S. GAAP. Management believes that EBITDA and Adjusted EBITDA facilitate useful period-to-period comparisons of financial results and the information is used by us in evaluating our internal performance. Additional information regarding the pro forma results are included in the appendix to the accompanying earnings release. 29.1% 30.9% 30.8% 32.9% Q1'23 Q2'23 Q3'23 Q4'23 Sales ($M) Gross Margin % Medium-term target of mid-30% $837 $908 $898 $1,015 15.7% 17.5% 18.9% 21.7% 16.6% 21.5% 21.7% 24.2% Q1'23 Q2'23 Q3'23 Q4'23 Sales ($M) EBITDA Margin % Adj EBITDA Margin % $837 $908 $898 $1,015 Pro Forma Reported Gross Profit Margin Pro Forma EBITDA Margins

Reported Segment Results

$ millions	Sales		Reported Gross Profit Margin		Reported Operating Margin		Commentary
	Q4 23	Q3 23	Q4 23	Q3 23	Q4 23	Q3 23	
Cryo Tank Solutions	$205.6 +29.3%	$159.0	22.6% +50bps	22.1%	11.0% +20bps	10.8%	• Sales driven by throughput, additional location's capacity, timing of backlog revenue recognition • QoQ operating performance driven by volume, productivity, and long-term agreement price/cost normalization
Heat Transfer Systems	$255.2 +9.8%	$232.5	30.1% +360bps	26.5%	21.7% +300bps	18.7%	• Sales driven by systems, BAHX, and traditional energy • QoQ margin performance driven by delivery of more full-solution projects from backlog
Specialty Products	$217.0 (9.6%)	$240.0	28.8% +300bps	25.8%	16.2% +220bps	14.0%	• Sales declined sequentially driven primarily by timing related to a specific H2 compression project which had higher revenue in Q3 2023, and space exploration revenue (2023 FY was space exploration record) • Margin performance driven by full-solution mix
Repair, Service & Leasing	$340.7 +25.6%	$271.3	43.6% +30bps	43.3%	24.2% +860bps	15.6%	• QoQ sales driven by new customer additions, LTSAs, continued strength in service and spares, higher lifecycle sales, air cooler aftermarket, and cryo-lease sales • RSL gross profit margin has been above 43% since Q2 2023, driven by operational excellence and service on 3rd party equipment

© 2024 Chart Industries, Inc. Confidential and Proprietary
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© 2024 Chart Industries, Inc. Confidential and Proprietary 12 Q4 2023 Free Cash Flow Q4 2023$ millions 51.4Income from continuing operations 67.9Depreciation & amortization (79.3)Deferred income tax benefit 7.5Other reconciliations from net income(1) 197.8Changes in working capital (115.0)Change in other assets & liabilities(2) 130.3Cash flow from operations GAAP (20.2)Capex 110.1Free cash flow(3) 9.8Adjustments(4) 119.9Adjusted free cash flow (3,4) 12%Adjusted FCF % of revenue(3,4) 1. Includes share-based compensation, financing cost amortization, unrealized fx gain, unrealized loss on equity securities, equity earnings in non-consolidated subs, gain on sale of business and other non-cash operating activities. 2. Includes unbilled contract revenues, customer advances, billings in excess of contract revenues and other assets. 3. Non-GAAP measures (see appendix to earnings release). 4. Adjustments are primarily all related to Howden integration activities.

© 2024 Chart Industries, Inc. Confidential and Proprietary 13 Net Leverage and Debt Reduction Debt Covenant: Net Debt / LTM Bank EBITDA(1) Q1 2023 Act Q4 2023 Act Midyear 2024 Fcst Net Leverage (bank EBITDA) Net Leverage (covenant ceiling) 3.35X 2.5X to 2.9X 4.5X 6.0X 1. EBITDA is a non-GAAP measure and should not be consulted as an alternative to net income in accordance with U.S. GAAP. 2. Debt covenant leverage ceiling steps down from 5.0X to 4.5X on July 1, 2024. We reiterate our financial policy that until we are within our target net leverage ratio range of 2.0X to 2.5X, we will not do any additional material cash acquisitions or share repurchases Sources and Uses of Cash in Q4 2023 • Total debt paydown and change in cash totaling $291 million • Gross proceeds of $195 million from American Fans, Cofimco, and CryoDiffusion; Net proceeds of $183 million after divestiture costs • Additional uses of cash in Q4 2023: • Minority investments ($3.0 million) • TLB reprice fees ($7.5 million) • Pref shares dividend ($6.8 million) 4.08X 6.0X

© 2024 Chart Industries, Inc. Confidential and Proprietary 14 Agenda Q4 and Full Year 2023 Results Supply Chain and Productivity / Capacity 2024 Drivers and Outlook

© 2024 Chart Industries, Inc. Confidential and Proprietary 15 Supply Chain Input Costs Source: LME (Aluminum), MEPS (Carbon and Stainless Steel), Freightos US – Carbon Steel – Hot Rolled Coil US – Stainless Steel 304 – Hot Rolled Coil LME Aluminum Global Container Freight Index 3Y (USD)

© 2024 Chart Industries, Inc. Confidential and Proprietary 16 Actions to Increase Throughput in 2024 Capital for Automation and Productivity • New SPV automated long seamer investments (multiple sites) • New machines for screw compressor capacity • New plating machines for screw compressor lead times • New CNC and CNC milling capabilities in South Africa Additional Capacity • Teddy 2 comes online at end of Q1 2024 • Teddy 1 to produce bulk tanks and rail cars • GOFA, Germany trailer expansion online • Expansion of service footprint with new services facilities in Middle East (via JV), and increased field resources globally Chart Business Excellence (CBE) and Lean Six Sigma programs across the global organization are driving meaningful efficiency and capacity gains Additional customer qualifications of products and manufacturing plants Localization • Global compressor production enhanced through insourcing and assembly localization programs in the U.S., China, and India • Cooling fan localized into Americas

© 2024 Chart Industries, Inc. Confidential and Proprietary 17 Agenda Q4 and Full Year 2023 Results Supply Chain and Productivity / Capacity 2024 Drivers and Outlook

Chart Industries 2024 Outlook

Guidance Metrics as of February 28, 2024

	Guidance	Comments
Revenue	$4.7B to $5.0B	• Total sales revenue growth of 28% to 37% vs. pro forma 2023 • FX impact estimated to be 0.5% to 1.0% vs pro forma 2023 • 63% of YE23 backlog is expected to ship in 2024
Adjusted EBITDA(1)	$1.175B to $1.30B	• Benefits from volume leverage • Benefit from cost synergies • Benefits from higher full solutions mix
Free Cash Flow(1)	$575M to $625M	• Capital expenditures $115 million to $125 million • FCF to adjusted net income conversion ratio of 95% to 100%
Adjusted Earnings per Share(2)	$12.00 to $14.00	• Excludes the full year impact of Howden depreciation & amortization related to acquired intangibles and PPE step-up • Effective tax rate of approximately 20% • Diluted share count of 47 million to 48 million

1. *EBITDA, Adjusted EBITDA, and Free Cash Flow are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income in accordance with U.S. GAAP. Management believes that EBITDA, Adjusted EBITDA, and Free Cash Flow facilitate useful period-to-period comparisons of financial results and the information is used by us in evaluating our internal performance.*
2. *Adjusted diluted EPS is a non-GAAP measure*

© 2024 Chart Industries, Inc. Confidential and Proprietary

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© 2024 Chart Industries, Inc. Confidential and Proprietary 19 2024 Sales Framework Sales growth driven primarily by backlog conversion: • Big LNG ($150M to $200M for delivery in 2024) • Teddy 2 new capacity ($50M to $60M for delivery in 2024) • Commercial synergies ($50M to $125M for delivery in 2024) • Commercial synergies are driven by full solutions (vs. point in time) so will deliver over multiple quarters • Book & ship represents approximately 40% of 2024 guidance, lower than normal due to strong backlog coverage 1. Pro-Forma “PF” includes full year Howden, excluding Roots , and excludes November and December 2022 results of American Fan, Cofimco, and CryoDiffusion. The pro forma results are included in the appendix to the accompanying earnings release. 2023 Reported sales Proforma adjustment 2023 Proforma sales Big LNG + Teddy 2 in backlog for 2024 Commerical synergies in backlog for 2024 Other backlog Book & ship Customer timing & supply chain Low end Additional backlog conversion Potential H1 Project Awards Additional book & ship High end $3.66B $230M $85M $625M $300M $200M $100M $100M ~$4.7B ~$5.0B $305M $3.35B $100M

2024 Adjusted EBITDA Framework



$736M
$39M
$775M
$130M
$60M
$160M
$100M
($50M)
~$1.175B
$125M
~$1.3B
2023 adjusted EBITDA
Howden PF adjustment
2023 Proforma EBITDA
Cost Synergies for 2024
Big LNG + Teddy 2 for 2024
Other Backlog
Book & ship
Customer timing & supply chain
Low end
Project mix, and customer timing, productivity, and other
High end

EBITDA growth driven by backlog conversion and cost synergy realization:

- Remain on track to achieve $250 million of cost synergies in Year 3
- Investing in automation to leverage existing footprint in addition to additional capacity
- Favorable mix from delivering full solution and process technology offerings to customers

1. *Pro-Forma "PF" includes full year Howden, excluding Roots™, and excludes November and December 2022 results of American Fan, Cofimco, and CryoDiffusion. The pro forma results are included in the appendix to the accompanying earnings release.*

© 2024 Chart Industries, Inc. Confidential and Proprietary
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2024 Segment Commentary

Segment	Primary End Markets	2024 Sales Growth vs. Pro Forma 2023	Comments
Heat Transfer Systems	Traditional energy LNG (4 pillars) Energy recovery	~ 40% to 50%	• Record backlog • Gaining momentum in International Big LNG with IPSMR® • Strong synergy wins to date, globally • Productivity and capacity throughput activities well underway
Cryo Tank Solutions	Industrial Gas Independent distribution network	~ 9% to 12%	• Theodore, Alabama site 1 approved by customers for bulk tanks, improving lead times, and anticipated to increase order activity • Increasing EU industrial gas activity • LTAs renewed and price/cost mechanism benefits 2024
Specialty Products	Hydrogen & Helium, CCUS Water Treatment, Space, Food & Beverage, Gas By Rail Nuclear, Marine, Biofuels, Mining (i.e., electrification)	~ 40% to 50%	• Record backlog, including for additional 2024 capacity at Teddy2 • Teddy2 to be complete in March 2024, only shop of its kind in the world, servicing rail, marine, and space customers • Numerous certifications and highly differentiated portfolio serving liquid and gaseous hydrogen in 25 countries
Repair, Service, Leasing	Installation, Refurbishment, Service & Repair, Preventative Maintenance / Digital Monitoring, Leasing	~ 15% to 20%	• Multi-year LTSA activity increasing globally • Big LNG retrofit on brownfield sites for output and uptime optimization • Digital connected assets increased 53% in 2023 • Continuing to optimize global service center footprint for Chart equipment

1. *Pro-Forma "PF" includes full year Howden, excluding Roots™, and excludes November and December 2022 results of American Fan, Cofimco, and CryoDiffusion. The pro forma results are included in the appendix to the accompanying earnings release.*

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22 • Record backlog as of 12/31/2023; above historical backlog coverage ratio for 2024 as well as more full solution project backlog than historical • Divestiture activity completed in 2023 • Continued synergy wins around optimizing our global Repair, Service, & Leasing (RSL) network footprint • Reported gross margin above 30% since ownership of Howden, including 32.9% in Q4 2023 • Exceeded year-one cost and year-three commercial synergy targets before completion of year-one Howden ownership period • Potential for additional H1 2024 early project sales recognition not included in 2024 • Industrial gas majors demand expected to be stable in 2024, typically low-to-mid-single digits • Limited backlog that we anticipate could or would shift because of interest rates • Traditional energy is anticipated to be higher in 2024 than 2023; historically has been a more cyclical portion of our portfolio • Raw materials input costs changes • Additional new customers each quarter expanding global breadth of backlog (322 new customers in 2023) • LNG over the road vehicle demand showing positive improvement over the last 60 days • Geopolitical uncertainty potentially delaying or accelerating announcements for certain clean projects (e.g., US LNG pause) • Highly-engineered components longer deliveries and lead-times (suppliers) • Projects timelines change by three to six months • Organic capacity and productivity capital additions come online later than anticipated and/or are not optimized until 2H 2024 • Timing of LTSA service outages for RSL can move revenue recognition timing • China demand and European weather & energy response • Red Sea and other impacts to freight, shipping, and supply chain Positives Neutrals Watch Items Considerations for 20242024 Considerations

© 2024 Chart Industries, Inc. Confidential and Proprietary 23 Q1 2024 Considerations • The addition of Howden, inclusive of higher aftermarket and service, is anticipated to moderate, though not remove, our normal seasonal patterns from Q4 to Q1 • The timing of sales from incremental new capacity (i.e., Teddy 2) begins in Q2 2024 and will ramp through the year as we execute on current backlog • We anticipate quarterly sales and earnings to grow sequentially throughout 2024 from Q1 2024 levels • We have semi annual interest payments for our long-term debt in the first and third quarters of 2024. We forecast the associated cash interest to be approximately $73 million in Q1 2024 • Additional Q1 2024 cash items include capex related to the completion of Teddy 2 expansion, insurance premiums, timing of bonus, tax payments, the majority of which will not repeat in Q2 2024

© 2024 Chart Industries, Inc. Confidential and Proprietary 24 Financial Targets 3-Year Target(1) Mid-teens CAGR Mid-30%’s Mid-40%’s CAGR 1. 3-year targets represent FY23 through FY26. 2. Organic revenue CAGR is based on pro forma 2023 revenue of $3.66 billion; the pro forma results are included in the appendix to the accompanying earnings release. 3. Adjusted diluted earnings per share CAGR is based off actual 2023 adjusted EPS of $6.09. 4. Free cash flow conversion is defined as FCF / adjusted net income and is a non-GAAP measure. 95% to 100% $3.66BOrganic Revenue(2) Reported Gross Margin $6.09Adjusted Diluted Earnings per share(3) FCF Conversion(4) 2023 Base Year

© 2024 Chart Industries, Inc. Confidential and Proprietary 25 Thank You OneChartTM Team Exceeded year-one commercial and cost synergies ahead of plan Booked 106 first-of-a-kind orders, an increase of 19% compared to 2022 Improved Total Recordable Incident Rate (TRIR) to 0.53 (0.52 in January 2024) Booked orders with 322 new customers; over 1,050 new customers in the past three years Obtained multiple “first” certifications including Korea Gas Safety (KGS) LH2 trailer approval Booked 526 orders each over $1 million, doubling this metric compared to 2022 Received 54 new patents Won multiple awards as a company for innovation and decarbonization Came together as OneChartTM Chart is poised to deliver another RECORD year in 2024

Appendix 26© 2024 Chart Industries, Inc. Confidential and Proprietary

Full Year 2024 Key Assumptions for Frameworks

Interest Expense and Deferred Financing Fees	~$315 million
Tax rate	~20%
Depreciation & Amortization	~$270 million
Adjusted Depreciation & Amortization[1]	~$110 million
Stock compensation expense	~$18 million
Non-controlling interest	~$12 million
Diluted share count	47 million to 48 million

1. *Adjusted Depreciation & Amortization excludes Howden D&A related to acquired intangibles and PPE step-up.*

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Chart's End Market Opportunity Pipeline

End Market	Chart Standalone June 30, 2022	Prior Quarter September 30, 2023	Current Quarter December 31, 2023	Trend
Big LNG	• $5.35 billion • 24 projects • 3 int'l projects for potential IPSMR®	• $8.5 billion • 29 projects • 10 int'l projects for potential IPSMR® • 1 int'l project selected IPSMR® technology (PO not yet booked)	• $8.5 billion **(Feb 2024 = $8.6 billion)** • 29 projects **(Feb 2024 = 30 projects)** • 10 int'l projects **(Feb 2024 = 15 int'l projects)** for potential IPSMR® • 1 int'l project selected IPSMR® technology (PO not yet booked)	↑
ssLNG/FLNG	• 276 potential projects in commercial pipeline	• 441 potential projects in commercial pipeline	• 461 potential projects in commercial pipeline	↑
Hydrogen	• 512 customers & potential customers	• 1,251 customers & potential customers	• 1,309 customers & potential customers **(Feb 2024 = 1,357)**	↑
Carbon Capture	• 301 customers & potential customers • $1.3 billion of approximate value of top 30 opportunities in CCUS commercial pipeline	• 868 customers & potential customers • $2.72 billion of approximate value of top 30 opportunities in CCUS commercial pipeline	• 955 customers & potential customers **(Feb 2024 = 1,026)** • $3.35 billion of approximate value of top 30 opportunities in CCUS commercial pipeline	↑
Water Treatment	• 560 customers & potential customers	• 828 customers & potential customers	• 901 customers & potential customers	↑

Commercial opportunity pipeline of ~$21 billion – Includes over $1.6 billion in synergy order pipeline

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Strategic Partnership and Project Highlights 75 67% Memoranda of Understandings (MOUs) and partnerships executed in 2022 and 2023 Percentage of these partners who have placed orders with us First-of-a-Kinds (FOAKs) in 2023 106 322 New customers in 2023 © 2024 Chart Industries, Inc. Confidential and Proprietary 29

© 2024 Chart Industries, Inc. Confidential and Proprietary 30 Policy Update Section 45Q Section 45V LNG Moratorium • Tax credit increased to $85/ton for CO2 capture & sequestration (CCS) • Final regs issued on base credit under pre- IRA law in 2021 • Tax credit provides up to $3/kg for low carbon intensity hydrogen • Proposed regs: on base credit ($0.60/kg) for electrolysis: • Incremental: power to be produced by new facilities • Time matched: power used within one hour of being produced • Regionality: power must be produced in the same region • Temporary pause on pending decisions on exports of LNG to non-FTA countries until the DoE can update the underlying analyses for authorizations Chart’s View • We are currently supporting customers, globally, across multiple industries from food & beverage to cement & steel. Our top 30 CCUS pipeline is more than $3.35 billion • Chart’s technology can be used across CCUS applications including direct air capture (DAC), cryogenic CC (Earthly Labs & SES), solid sorbents (Svante minority interest), and amine based with equipment such as air-cooled heat exchanges (ACHX), fans Chart’s View • We are supporting our customers and the U.S. LNG industry during the current LNG pause. • We continue to execute on our strong global LNG backlog • Chart’s $8.5 billion pipeline is split evenly between U.S. and International opportunities • Chart is working with customers on retrofits to optimize current production, exploring CCUS opportunities, and methane capture Chart’s View • We support a flourishing global hydrogen economy • Chart’s technology can be used across hydrogen colors (e.g., grey, green, blue), for both liquid and gaseous applications, and across the industry’s value chain

© 2024 Chart Industries, Inc. Confidential and Proprietary 31 Current Debt Maturity Profile 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2024 2025 2026 2027 2028 2029 2030 2031 Bonds TLB RCF - Drawn RCF - Unused No significant maturities until 2030 $ million

Fourth Quarter 2023 Net Income & EBITDA Bridge

$ millions, except per share amounts *Continuing Operations*	Q4 2023, Reported (GAAP)	Adjustments	Q4 2023, Adjusted (Non-GAAP)
Sales	$1,015.0	-	$1,015.0
Cost of sales	$680.7	($8.0)	$672.7
Gross profit	$334.3	$8.0	$342.3
Selling, general, and administrative expenses	$129.9	($10.6)	$119.3
Amortization expense	$48.4	($38.7)	$9.7
Operating expenses	$178.3	($49.3)	$129.0
Operating income	$156.0	$57.3	$213.3
Interest expense, net	$81.2	-	$81.2
Financing costs amortization	$5.2	-	$5.2
Loss on Debt Extinguishment	$7.8	($7.8)	-
Unrealized loss (gain) on investments in equity securities	$2.6	($2.6)	-
Foreign currency loss	$4.0	-	$4.0
Other income	($3.3)	($1.0)	($4.3)
Income before income taxes and equity in (loss) earnings of unconsolidated affiliates, net	$58.5	$68.7	$127.2
Income tax expense	$7.2	$11.4	$18.6
Income before equity in (loss) earnings of unconsolidated affiliates, net	$51.3	$57.3	$108.6
Equity in (loss) earnings of unconsolidated affiliates, net	$0.1	-	$0.1
Net income	$51.4	$57.3	$108.7
Less: Income attributable to noncontrolling interests, net of taxes	$3.6	-	$3.6
Net income attributable to Chart Industries, Inc.	**$47.8**	**$57.3**	**$105.1**

Income before equity in (loss) earnings of unconsolidated affiliates, net	**$51.3**	**$57.3**	**$108.6**
Interest Expense, net & Financing costs amortization	$86.4	-	$86.4
Income tax expense	$7.2	$11.4	$18.6
Loss on Debt Extinguishment	$7.8	($7.8)	-
Depreciation & Amortization	$67.8	($39.5)	$28.3
Share - Based Compensation	-	$3.3	$3.3
EBITDA (Non-GAAP)	**$220.5**	**$24.7**	**$245.2**

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Q4 2023 Addback Detail

	Main Category	Detailed Description	Q4 2023 gross amount (+ added to / (-) reduced income)	Impact to Operating Income
1	Mark-to-Market of inorganic investments	• McPhy MTM • Stabilis MTM • Minority investments, other (Liberty and HTEC)	2.6	No, net income only
2	Howden deal, integration, restructuring and related expense	• Integration costs • Third party support fees • Cost to achieve synergies	12.2	Yes, operating and net income
3	Loss on Debt Extinguishment	• Re-pricing of TLB and pre-payment	7.8	No, net income only
4	Amortization/Depreciation	• Howden Q4 amortization • Inventory and PPE Step-up	46.1	Yes, operating and net income
5	Tax effect on all above adjustments	• Tax effect on gross adjustments as shown above	(11.4)	No, net income only

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© 2024 Chart Industries, Inc. Confidential and Proprietary 34 Fourth Quarter 2023 Adjusted EPS 1. Tax effect reflects adjustment at normalized periodic rates. 2. Adjusted Diluted EPS is a non-GAAP measure and is reported on a historical basis. EPS adjustment reconciliation table is provided in accompanying press release financial tables. FY 2023 Diluted EPSQ4 2023 Diluted EPS $ millions, except per share amounts Continuing Operations 47.9 47.8 Net income attributable to Chart Industries, Inc. 27.3 6.8 Less: Mandatory convertible preferred stock dividend 20.6 41.0 Income from continuing operations attributable to Chart $0.44 $0.88 Reported EPS 0.32 0.06 Investment equities mark-to-market, net of FX1 1.28 0.00 Debt and financing costs2 0.58 0.14 Mandatory convertible preferred stock dividend3 1.04 0.21 Deal related and integration costs4 3.24 0.99 Howden amortization5 0.03 0.00 Startup costs - organic6 0.31 0.05 Restructuring & related costs7 0.16 0.16 Loss on Extinguishment of Debt8 0.01 0.00 Other one-time Items9 (1.32)(0.24)Tax effects(1)10 $6.09 $2.25 Adjusted EPS(2) 46.82 46.74 Share Count (millions)

Fourth Quarter 2023 Adjusted EBITDA

$ millions, except per share amounts *Consolidated*	Q4 2023	Q4 2022	Change vs. PY	Q3 2023	Change vs. PQ
Net sales	1,015.0	441.4	573.6	897.9	117.1
Income from continuing operations before equity in earnings of unconsolidated affiliates, net	**$51.3**	**$17.4**	**$33.9**	**$11.6**	**$39.7**
Income tax expense, net	7.2	11.9	(4.7)	0.2	7.0
Interest expense, net	86.4	16.3	70.1	90.5	(4.1)
Acquisition Related Finance Fees	0.0	37.0	(37.0)	-	0.0
Loss on Extinguishment of Debt	7.8	-	7.8	-	7.8
Depreciation and amortization	67.8	19.5	48.3	67.0	0.8
EBITDA[1]	**$220.5**	**$102.1**	**$118.4**	**$169.3**	**$51.2**
Non-recurring costs[2]	18.8	16.2	2.6	18.0	0.8
Share-based compensation	3.3	2.7	0.6	2.6	0.7
MTM / Svante Revaluation	2.6	(23.6)	26.2	5.1	(2.5)
Other	-	0.10	(0.10)	0.0	0.0
Adjusted EBITDA[1]	**$245.2**	**$97.5**	**$147.7**	**$195.0**	**$50.2**
Adjusted EBITDA % of Sales	24.2%	22.1%	+210 bps	21.7%	+250 bps

1. *EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income in accordance with U.S. GAAP. Management believes that EBITDA and Adjusted EBITDA facilitate useful period-to-period comparisons of financial results and the information is used by us in evaluating our internal performance.*
2. *Non-recurring costs are primarily driven by Howden integration related activities.*

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